Exhibit 99.1

Financial Industry Veteran Mary Hentges Joins Akili’s Board of Directors

Former chief financial officer at PayPal and CBS Interactive brings leadership experience spanning financial services, technology and healthcare industries

BOSTON, Mass. – October 27, 2022 – Akili, Inc. (NASDAQ: AKLI), a leading digital medicine company, today announced the appointment of Mary Hentges to the company’s board of directors, effective October 25, 2022. Hentges will serve as chair of the Audit Committee and a member of the Compensation Committee. Mary has extensive executive-level and financial experience with both public and private companies. Hentges’ proven track record serving as chief financial officer at several high-growth companies will support Akili as it enters its next phase of growth with the commercialization of its flagship product, EndeavorRx.

“We are honored and excited to have Mary join our board of directors,” said Eddie Martucci, co-founder and Chief Executive Officer of Akili. “Her experience scaling high-growth, industry-defining businesses, and her passion for bold missions that have the potential to change society, will be invaluable as we work to establish the first prescription digital therapeutic in routine clinical care.”

Hentges has held the roles of interim CFO at ShotSpotter, Inc., a precision-policing solutions company; CFO of YapStone, Inc., a digital payments provider; CFO of CBS Interactive, an internet media company; and CFO of PayPal, Inc., a global digital financial services provider. Prior to those positions, Hentges worked in a variety of roles in finance at Agilent Technologies, Inc., and Hewlett-Packard, Inc., diversified technology companies. Additionally, Hentges holds several board positions, including director and audit committee member, Upstart Holdings, Inc; director and finance committee chair, nominating and governance committee member and executive committee member, Kaiser Permanente Bernard J. Tyson School of Medicine; and director and investment committee member, ASU Foundation.

“I look forward to supporting Akili and its mission of igniting new hope for the millions of people living with cognitive health issues,” said Hentges. “Akili is inspirational in its effort to create a new class of digital medicines delivered through captivating video game experiences. The potential of providing some relief from cognitive issues while avoiding the potential side effects of compound-based medicines is a game changer for patients, parents, and physicians.”

Hentges joins the company’s current board members William (BJ) Jones, chief commercial officer of Biohaven Pharmaceuticals; Christine Lemke, co-chief executive officer and a director of Evidation Health; Ken Ehlert, former chief scientific officer at UnitedHealth Group; Adam Gazzaley, M.D., Ph.D., co-founder of Akili and founding director of Neuroscape at UCSF; Eddie Martucci, Ph.D., co-founder and CEO of Akili; and Chamath Palihapitiya, founder and CEO of Social Capital and chairman and managing partner of Social Capital Suvretta Holdings, who serves as chair of the company’s board.

About Akili

Akili is pioneering the development of cognitive treatments through game-changing technologies. Akili’s approach of leveraging technologies designed to directly target the brain establishes a new category of medicine – medicine that is validated through clinical trials like a drug or medical device, but experienced like entertainment. Akili’s platform is powered by proprietary therapeutic engines designed to target cognitive impairment at its source in the brain, informed by decades of research and validated through rigorous clinical programs. Driven by Akili’s belief that effective medicine can also be fun and engaging, Akili’s products are delivered through captivating action video game experiences. For more information, please visit www.akiliinteractive.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the development and commercialization of EndeavorRx and other digital medicine and other risks identified in our filings made with the Securities and Exchange Commission (SEC). We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof and should not be relied upon as representing the company’s views as of any subsequent date. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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